UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2014

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided below in Item 8.01 relating to the executive employment agreement is hereby incorporated by reference.

Item 8.01	Other Events.

On September 2, 2014, Joseph W. Amy was appointed as Executive Vice President and Chief Credit Officer of Jacksonville Bancorp, Inc. (the “Company”). Mr. Amy will also serve as Executive Vice President and Chief Credit Officer of the Company’s wholly owned subsidiary, The Jacksonville Bank (the “Bank”), subject to regulatory approval.

On September 2, 2014, the Company and the Bank entered into an executive employment agreement (the “Agreement”) with Mr. Amy. Under the Agreement, Mr. Amy earns an initial base salary of $225,000, and received a relocation bonus of $5,000 and options to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock (the “Options”). Under the Agreement, he is also eligible to receive an annual bonus of up to 33.3% of his base salary, as determined by the Board of Directors or a committee thereof, and will be entitled to participate in employee benefit plans in which the Company’s or the Bank’s executive officers are permitted to participate. Mr. Amy is entitled to receive reimbursement for certain authorized expenses and paid vacation time pursuant to the Bank’s policy, and will participate in and receive the benefits of any medical and health care benefit plans provided to Bank employees.

The Agreement has a term of one year, subject to automatic extension for additional one-year periods thereafter. During the term of the Agreement and for a period of one year thereafter, Mr. Amy has agreed not to compete with the Bank or the Company within the Jacksonville metropolitan statistical area or in any county where the Bank has offices.

If Mr. Amy’s employment is terminated by the Company or the Bank without “cause” (as set forth in the Agreement) or if Mr. Amy terminates his employment for “good cause” (as set forth in the Agreement) other than as a result of a change in control, Mr. Amy will be entitled to receive his base salary for a period of one year following termination, and any unvested portion of the Options will become immediately vested. If Mr. Amy terminates his employment for “good cause” after a change in control that results in a change in Mr. Amy’s position or duties within one year following the effective date of the change in control, Mr. Amy will be entitled to receive his base salary for a period of 2.9 years following termination, and any unvested Options will become immediately vested; provided, that Mr. Amy agrees to a termination date up to 12 months following notice of his termination and agrees to provide transition services during such period, if requested by the Company or the Bank. If Mr. Amy’s employment is terminated by the Company or the Bank for “cause,” he is not entitled to any severance payment under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed herewith as Exhibit 10.1, and which is incorporated herein by reference.

The Company issued a press release announcing the appointment of Mr. Amy on September 4, 2014, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Executive Employment Agreement among Jacksonville Bancorp, Inc., The Jacksonville Bank and Joseph W. Amy.
99.1	Press release dated September 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

	By:	/s/ Valerie A. Kendall
	Name:	Valerie A. Kendall
	Title:	Executive Vice President and Chief Financial Officer

Date: September 4, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Executive Employment Agreement among Jacksonville Bancorp, Inc., The Jacksonville Bank and Joseph W. Amy.
99.1	Press release dated September 4, 2014.